Exhibit 99.1

Ping Identity Reports Second Quarter 2021 Results,
Provides Third Quarter and Updated Full Year 2021 Outlook

●	Annual Recurring Revenue (“ARR”) of $279.6 million grew 19% from the prior year period
●	Revenue grew 34% year-over-year to $78.9 million, of which 93% was subscription-based
●	Software as a service (“SaaS”) ARR surpassed 20% threshold
●	Acquired SecuredTouch, a leader in fraud and bot detection and mitigation, to integrate advanced fraud detection capabilities into the PingOne Cloud Platform

DENVER – August 4, 2021 – Ping Identity Holding Corp. (“Ping Identity,” or the “Company”) (NYSE: PING), which delivers intelligent identity solutions for the enterprise, today announced its financial results for the quarter ended June 30, 2021.

“We had an active second quarter, where we announced several new solutions at Identiverse, acquired SecuredTouch, drove significant deal activity, and exceeded expectations across all of our key metrics,” said Andre Durand, Ping Identity's Chief Executive Officer. “Results were bolstered by sustained improvement in the demand environment, which drove substantial growth in ARR and revenue that give us confidence for strong execution during the remainder of 2021.”

Financial Highlights for the Second Quarter of 2021

ARR: Ending ARR at June 30, 2021 was $279.6 million and represented a 19% increase compared with the same period last year. Additionally, SaaS ARR now exceeds 20% of total ARR. Ping Identity defines ARR as the annualized value of all subscription contracts as of the end of the period.

Revenue: Total revenue for the second quarter of 2021 was $78.9 million. Subscription revenue was $73.2 million, or 93% of total revenue. SaaS revenue of $13.4 million grew 51% from $8.9 million in the second quarter of 2020. Additionally, in the six months ended June 30, 2021, SaaS revenue of $25.4 million grew 46% from $17.4 million in the six months ended June 30, 2020. Given the impact that deployment mix and contract duration have on GAAP revenue, management continues to believe that ARR is the key growth metric of a subscription business.

Cash Flow: Net cash provided by operating activities was $44.0 million in the six months ended June 30, 2021 compared with $21.2 million in the six months ended June 30, 2020. Unlevered Free Cash Flow* was $34.5 million in the six months ended June 30, 2021 compared with $14.3 million in the six months ended June 30, 2020.

Dollar-Based Net Retention Rate: Ping Identity’s dollar-based net retention rate on June 30, 2021 was 111%. The Company calculates dollar-based net retention rate as ending ARR for the current reporting period from customers with associated ending ARR for the same period last year, divided by ending ARR for the same period last year.

* Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.

Recent Business Highlights

●	Announced several new solutions, including PingOne for Individuals, which leverages the ShoCard acquisition to provide users superior privacy and control over their identity, reducing the burden of regulatory and compliance requirements by letting users manage their own personal data; and PingAuthorize, which enables enterprises to dynamically centralize authorization for better security and comply with privacy regulations.
●	Acquired SecuredTouch, a leader in consumer fraud and bot detection, to mitigate risk with the customer use case in the PingOne Cloud Platform.

●	Named Jason Wolf as Chief Revenue Officer. Wolf was a highly accomplished sales leader at SAP with in-depth experience with go-to-market strategy, sales performance, customer success and operations of global field organizations. He will oversee Ping Identity’s global team of worldwide sales and revenue, channels, customer success, operations and enablement.
●	Hosted the 12th annual Identiverse conference – the identity industry conference founded by Ping Identity Chief Executive Officer, Andre Durand – to foster the adoption of identity security and unite professionals serving the industry.
●	Ended the second quarter with 279 customers with more than $250,000 in ARR, representing a 15% year-over-year growth rate in that customer cohort.
●	Recognized as the Best Identity Management Solution for the Ping Intelligent Identity® Platform by the 2021 SC Awards Europe.

Commenting on the Company’s financial results, Raj Dani, Ping Identity’s Chief Financial Officer, said, “We are pleased with our strong performance in the second quarter, resulting from the improving demand environment and increased adoption of PingOne in the enterprise, with SaaS ARR now representing more than 20% of our total ARR. Our 19% ARR growth once again accelerated on a sequential quarter basis, and our record $44.0 million of net cash provided by operating activities in the first half of 2021 was driven by stronger than expected sales activity and collections.

“These first half results give us confidence in our ability to continue to outperform in the second half of 2021. We plan to continue investing in our cloud and channel solutions to enable zero trust, seamless digital experiences, and passwordless authentication,” added Dani.

Financial Outlook

Ping Identity provides the following expected financial guidance for the quarter ending September 30, 2021:

Total ARR of $286.0 million to $288.0 million

Total Revenue of $65.0 million to $70.0 million

Unlevered Free Cash Flow* of $(16.0) million to $(13.0) million

Ping Identity provides the following expected financial guidance for the year ending December 31, 2021:

Total ARR of $304.0 million to $306.0 million

Total Revenue of $278.0 million to $285.0 million

Unlevered Free Cash Flow* of $11.0 million to $15.0 million

* Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.

Webcast / Conference Call Details

In conjunction with this announcement, Ping Identity will host a webcast conference call today, August 4, 2021, at 5:00 p.m. Eastern Time to discuss its financial results. The listen-only webcast is available at https://investor.pingidentity.com. Investors and participants can register for the telephonic version of the conference call in advance by visiting http://www.directeventreg.com/registration/event/4465864. After registering, instructions will be shared on how to join the call including dial-in information as well as a unique passcode and registrant ID. At the time of the call, registered participants will dial in using the numbers from the confirmation email, and upon entering their unique passcode and ID, will be entered directly into the conference.

Following the conference call, a replay will be available until 11:59 p.m. Eastern time on August 11, 2021. The replay dial-in number will be (800) 585-8367 or for international (416) 621-4642, using the replay number pin: 4465864. An archived webcast of the call will also be available at https://investor.pingidentity.com.

Use of Non-GAAP Financial Information

In addition to Ping Identity’s results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Operating Expenses, Non-GAAP Net Income, Non-GAAP Net Income Per Share, Free Cash Flow and Unlevered Free Cash Flow. Certain of these non-GAAP measures exclude stock-based compensation, depreciation and amortization expense and acquisition-related expenses. Ping Identity believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Forward-Looking Statements

In addition to historical consolidated financial information, certain statements in this press release and on the related teleconference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical fact included in this press release and on the related teleconference call are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements Ping Identity makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results or its plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s other filings with the SEC which include, but are not limited to: our ability to adapt to rapid technological change, evolving industry standards and changing customer needs, requirements or preferences; our ability to enhance and deploy our cloud-based offerings while continuing to effectively offer our on-premise offerings; our ability to maintain or improve our competitive position; the impact of the COVID-19 pandemic; the impact on our business of a network or data security incident or unauthorized access to our network or data or our customers’ data; the effects on our business if we are unable to acquire new customers, if our customers do not renew their arrangements with us, or if we are unable to expand sales to our existing customers or develop new solutions or solution packages that achieve market acceptance; our ability to manage our growth effectively, execute our business plan, maintain high levels of service and customer satisfaction or adequately address competitive challenges; our dependence on our senior management team and other key employees; our ability to enhance and expand our sales and marketing capabilities; our ability to attract and retain highly qualified personnel to execute our growth plan; the risks associated with interruptions or performance problems of our technology, infrastructure and service providers; our dependence on Amazon Web Services cloud infrastructure services; the impact of data privacy concerns, evolving regulations of cloud computing, cross-border data transfer restrictions and other domestic and foreign laws and regulations; the impact of volatility in quarterly operating results; the risks associated with our revenue recognition policy and other factors may distort our financial results in any given period; the effects on our customer base and business if we are unable to enhance our brand cost-effectively; our ability to comply with anti-corruption, anti-bribery and similar laws; our ability to comply with governmental export and import controls and economic sanctions laws; our ability to comply with HIPAA; the potential adverse impact of legal proceedings; the impact of our frequently long and unpredictable sales cycle; our ability to identify suitable acquisition targets or otherwise successfully implement our growth strategy; the impact of a change in our pricing model; our ability to meet service level commitments under our customer contracts; the impact on our business and reputation if we are unable to provide high-quality customer support; our dependence on strategic relationships with third parties; the impact of adverse general and industry-specific economic and market conditions and reductions in IT and identity spending; the ability of our platform, solutions and solution packages to interoperate with our customers’ existing or future IT infrastructures; our dependence on adequate research and development resources and our ability to successfully complete acquisitions; our dependence on the integrity and scalability of our systems and infrastructures; our reliance on software and services from other parties; the impact of real or perceived errors, failures, vulnerabilities or bugs in our solutions; our ability to protect our proprietary rights; the impact on our business if we are subject to infringement claim or a claim that results in   a significant damage award; the risks associated with our use of open source software in our solutions, solution packages and subscriptions; our reliance on SaaS vendors to operate certain functions of our business; the risks associated with indemnity provisions in our agreements; the risks associated with liability claims if we breach our contracts; the impact of the failure by our customers to pay us in accordance with the terms of their agreements; our ability to expand the sales of our solutions and solution packages to customers located outside of the United States; the risks associated with exposure to foreign currency fluctuations; the impact of Brexit; the impact of potentially adverse tax consequences associated with our international operations; the impact of changes in tax laws or regulations; the impact of the Tax Cuts and Jobs Act; our ability to maintain our corporate culture; our ability to develop and maintain proper and effective internal control over financial reporting; our management team’s limited experience managing a public company; the risks associated with having operations and employees located in Israel; the risks associated with doing business with governmental entities; the impact of catastrophic events on our business; and other factors disclosed in the section entitled ‘‘Risk Factors’’ in our most recent Annual Report on Form 10-K. Given these factors, as well as other variables that may affect Ping Identity’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Ping Identity

Ping Identity delivers intelligent identity solutions for the enterprise. We enable companies to achieve Zero Trust identity-defined security and more personalized, streamlined user experiences. The PingOne Cloud Platform provides customers, workforce, and partners with access to cloud, mobile, SaaS and on-premises applications across the hybrid enterprise. Over 60% of the Fortune 100 choose us for our identity expertise, open standards, and partnerships with companies including Microsoft and Amazon. We provide flexible identity solutions that accelerate digital business initiatives, delight customers, and secure the enterprise through multi-factor authentication, single sign-on, access management, intelligent API security, directory, and data governance capabilities. For more information, visit www.pingidentity.com.

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Subscription	$73,151	$54,268	$137,367	$111,086
Professional services and other	5,753	4,713	10,481	9,307
Total revenue	78,904	58,981	147,848	120,393
Cost of revenue:
Subscription (exclusive of amortization shown below)(1)	10,185	7,509	19,599	14,618
Professional services and other (exclusive of amortization shown below)(1)	6,142	4,226	11,725	8,239
Amortization expense	6,077	4,944	11,886	9,546
Total cost of revenue	22,404	16,679	43,210	32,403
Gross profit	56,500	42,302	104,638	87,990
Operating expenses:
Sales and marketing(1)	29,082	20,751	54,631	42,941
Research and development(1)	18,692	11,411	40,394	23,625
General and administrative(1)	19,545	12,082	34,000	23,597
Depreciation and amortization	4,327	4,233	8,692	8,482
Total operating expenses	71,646	48,477	137,717	98,645
Loss from operations	(15,146)	(6,175)	(33,079)	(10,655)
Other income (expense):
Interest expense	(310)	(724)	(706)	(1,230)
Other income (expense), net	430	695	(442)	(555)
Total other income (expense)	120	(29)	(1,148)	(1,785)
Loss before income taxes	(15,026)	(6,204)	(34,227)	(12,440)
Benefit for income taxes	4,047	2,932	7,314	4,876
Net loss	$(10,979)	$(3,272)	$(26,913)	$(7,564)
Net loss per share:
Basic and diluted	$(0.13)	$(0.04)	$(0.33)	$(0.09)
Weighted-average shares used in computing net loss per share:
Basic and diluted	82,025	80,169	81,684	79,956

______________________________________

(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Subscription cost of revenue	$513	$174	$1,048	$320
Professional services and other cost of revenue	429	99	1,020	183
Sales and marketing	4,843	1,243	9,041	2,040
Research and development	4,647	1,298	13,159	2,186
General and administrative	7,044	1,731	10,147	2,673
Total	$17,476	$4,545	$34,415	$7,402

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$104,342	$145,733
Accounts receivable, net of allowances of $645 and $828	64,720	82,335
Contract assets, current	62,955	62,503
Deferred commissions, current	7,711	6,604
Prepaid expenses	14,061	17,608
Other current assets	2,239	1,940
Total current assets	256,028	316,723
Noncurrent assets:
Property and equipment, net	8,753	9,446
Goodwill	473,697	441,150
Intangible assets, net	179,324	180,422
Contract assets, noncurrent	5,159	11,288
Deferred commissions, noncurrent	11,753	9,325
Deferred income taxes, net	3,370	3,962
Operating lease right-of-use assets	14,085	15,619
Other noncurrent assets	2,944	2,516
Total noncurrent assets	699,085	673,728
Total assets	$955,113	$990,451
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,944	$2,795
Accrued expenses and other current liabilities	7,730	7,339
Accrued compensation	20,165	17,170
Deferred revenue, current	43,431	49,203
Operating lease liabilities, current	4,097	3,979
Total current liabilities	78,367	80,486
Noncurrent liabilities:
Deferred revenue, noncurrent	4,288	3,195
Long-term debt, net of current portion	119,138	149,014
Deferred income taxes, net	9,603	17,867
Operating lease liabilities, noncurrent	15,216	17,213
Other liabilities, noncurrent	1,565	1,566
Total noncurrent liabilities	149,810	188,855
Total liabilities	228,177	269,341
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	82	81
Additional paid-in capital	771,332	739,051
Accumulated other comprehensive income (loss)	1,830	1,373
Accumulated deficit	(46,308)	(19,395)
Total stockholders' equity	726,936	721,110
Total liabilities and stockholders' equity	$955,113	$990,451

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(26,913)	$(7,564)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,578	18,028
Stock-based compensation expense	34,415	7,402
Amortization of deferred commissions	4,674	3,761
Amortization of deferred debt issuance costs	124	124
Operating leases, net	(346)	(21)
Deferred taxes	(7,624)	(5,280)
Other	63	668
Changes in operating assets and liabilities:
Accounts receivable	17,621	8,727
Contract assets	5,653	1,309
Deferred commissions	(8,209)	(3,186)
Prepaid expenses and other current assets	3,405	7,186
Other assets	(426)	220
Accounts payable	348	3,894
Accrued compensation	4,280	(8,724)
Accrued expenses and other	1,338	2,243
Deferred revenue	(5,016)	(7,543)
Net cash provided by operating activities	43,965	21,244
Cash flows from investing activities
Payments for business acquisitions, net of cash acquired	(39,875)	(4,703)
Purchases of property and equipment and other	(1,502)	(1,420)
Capitalized software development costs	(8,582)	(6,749)
Net cash used in investing activities	(49,959)	(12,872)
Cash flows from financing activities
Payment of Symphonic and ShoCard holdbacks	(993)	—
Payment of Elastic Beam consideration and holdbacks	—	(424)
Payment of offering costs	—	(295)
Proceeds from stock option exercises	1,900	6,046
Payment for tax withholding on equity awards	(6,174)	(1,653)
Proceeds from long-term debt	80,000	97,823
Payment of long-term debt	(110,000)	—
Net cash provided by (used in) financing activities	(35,267)	101,497
Effect of exchange rates on cash and cash equivalents and restricted cash	(130)	(406)
Net increase (decrease) in cash and cash equivalents and restricted cash	(41,391)	109,463
Cash and cash equivalents and restricted cash
Beginning of period	146,499	68,386
End of period	$105,108	$177,849

PING IDENTITY HOLDING CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL DATA
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Gross profit	$56,500	$42,302	$104,638	$87,990
Amortization expense	6,077	4,944	11,886	9,546
Stock-based compensation	942	273	2,068	503
Non-GAAP Gross Profit	$63,519	$47,519	$118,592	$98,039
Non-GAAP Gross Profit Margin	81%	81%	80%	81%

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Total operating expenses	$71,646	$48,477	$137,717	$98,645
Stock-based compensation	(16,534)	(4,272)	(32,347)	(6,899)
Acquisition related expenses	(445)	(30)	(447)	(1,099)
Amortization expense	(3,449)	(3,345)	(6,893)	(6,689)
Non-GAAP Operating Expenses	$51,218	$40,830	$98,030	$83,958

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(10,979)	$(3,272)	$(26,913)	$(7,564)
Stock-based compensation	17,476	4,545	34,415	7,402
Acquisition related expenses	445	30	447	1,099
Amortization expense	9,526	8,289	18,779	16,235
Provision for income taxes(1)	(6,861)	(3,216)	(13,410)	(6,184)
Non-GAAP Net Income	$9,607	$6,376	$13,318	$10,988
Net loss per share:
Basic and diluted	$(0.13)	$(0.04)	$(0.33)	$(0.09)
Weighted-average shares used in computing net loss per share:
Basic and diluted	82,025	80,169	81,684	79,956
Non-GAAP Net Income per Share:
Basic	$0.12	$0.08	$0.16	$0.14
Diluted	$0.11	$0.08	$0.16	$0.13
Weighted-average shares used in computing Non-GAAP Net Income per Share:
Basic	82,025	80,169	81,684	79,956
Diluted	83,964	83,002	83,954	82,590

_____________________________________

(1)	The related tax effects of the adjustments to Non-GAAP Net Income were calculated using the respective statutory tax rates for applicable jurisdictions.

	Six Months Ended June 30,
	2021	2020
Net cash provided by operating activities	$43,965	$21,244
Add:
Cash paid for interest	584	1,186
Less:
Purchases of property and equipment	(1,502)	(1,420)
Capitalized software development costs	(8,582)	(6,749)
Unlevered Free Cash Flow	$34,465	$14,261
Net cash used in investing activities	$(49,959)	$(12,872)
Net cash provided by (used in) financing activities	$(35,267)	$101,497
Cash paid for Elastic Beam compensation and bonus retention payments	$—	$4,173

Reconciliation of Unlevered Free Cash Flow Guidance for the Three Months Ended September 30, 2021 and Year Ended December 31, 2021:

	Three Months Ended September 30, 2021		Year Ended December 31, 2021
	Low	High	Low	High
Net cash provided by (used in) operating activities	$(10,260)	$(7,260)	$32,445	$36,445
Add:
Cash paid for interest	650	650	1,880	1,880
Less:
Purchases of property and equipment	(800)	(800)	(2,735)	(2,735)
Capitalized software development costs	(5,590)	(5,590)	(20,590)	(20,590)
Unlevered Free Cash Flow	$(16,000)	$(13,000)	$11,000	$15,000

PING IDENTITY HOLDING CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
KEY BUSINESS METRICS
(In thousands)

	June 30,		Change
	2021	2020	$	%

	(dollars in thousands)
ARR	$279,630	$235,232	$44,398	19%

Contacts

Investor Relations Contact:

David Banks

investor@pingidentity.com

303-396-6200

Media Contact:

Kristin Miller

press@pingidentity.com

720-728-1033

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